Exhibit 10.2

CONSULTING AND WARRANT ISSUANCE AGREEMENT

This Consulting and Warrant Issuance Agreement (the “Agreement”) dated as of August 6, 2021 by and among (i) Dragon Victory International Limited, an exempted company with limited liability, organized and existing under the laws of the Cayman Islands (the “Company”), (ii) Natural Selection Capital Holdings Limited, a Cayman company (the “Consulting Company”), and (iii) Mr. Ni Ming (“Mr. Ni”, together with the Consulting Company, the “Consultants” and each a “Consultant”; together with the Company, the “Parties” and each a “Party”).

WHEREAS:

A. The Company intends to develop, and ultimately transform the business of the Company into, a blockchain related business (the “Business Transformation”);

B. The Consultants have the professional business expertise and experience to assist the Company in the above-mentioned Business Transformation and are offering their services as consultants to the Company;

C. The Company desires to retain the Consultants as independent consultants and to memorialize the Consultants’ work for the Company by entering into this written Agreement.

D. The parties agree that this Agreement reflects the entire understanding and agreements between the parties hereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, agrees as follows:

1.	DUTIES.

(a)	The Company hereby engages each Consultant and each Consultant hereby accepts engagement as a consultant. It is understood and agreed, and it is the express intention of the Parties, that such Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. The Consultant shall perform the following services to the Company in connection with the Business Transformation (the “Services”):

(i)	Helping the Company to develop a blockchain related business and establish a digital currency asset management company in Hong Kong.

(ii)	Assisting the Company to establish formal cooperation relationship with one or more suitable companies in the blockchain industry.

(iii)	Assisting the Issuer to identify and acquire blockchain assets, and suitable blockchain companies through mergers and acquisition or like transactions.

(b)	The Company acknowledges and agrees that each Consultant (i) may maintain such Consultant’s own business in addition to providing Services to the Company, (ii) may, in connection with this Agreement, invest in, deal with or engage the services of itself and/or such Consultant’s Affiliates in separate business activities which are entitled to charge fees or commissions provided that they are in the ordinary course of business, and on an arm’s length commercial basis.

(c)	The Company (i) further acknowledges and agrees that neither Consultant owes any duty to not compete or other similar obligations to the Company and each Consultant may provide any service, including without limitation, services similar to the Services, to any other party as such Consultant’s sole discretion, and (ii) hereby waives any conflicts of interest that may arise in connection with such Consultant’s such other roles.

2.	CONSULTING SERVICES & COMPENSATION. As a consideration and in exchange for the Services to be rendered hereunder, the Company hereby agrees to issue Warrants as soon as practicable after the execution of this Agreement, subject to review by Nasdaq, as follows:

(a)	Warrants to the Consulting Company in four (4) equal tranches to purchase an aggregate of 14,000,000 Ordinary Shares, par value US$0.0001 per share of the Company (the “Ordinary Shares” and each an “Ordinary Share”) with each such warrant (collectively, the “Consulting Company Warrants”) expiring on the tenth anniversary from the date on which the Consulting Company Warrants become exercisable, which exercisable date shall be the later of: (i) the one year anniversary date of the issuance of such Consulting Company Warrants (such one-year period following the date of the issuance of such Consulting Company Warrants, the “Consulting Company Lock-Up Period”), and (ii) the applicable Vesting Date as described below:

(i)	1st Tranche Warrants in substantially the form attached hereto as Exhibit A, exercisable in whole or in part, to purchase an aggregate of 3,500,000 Ordinary Shares at an exercise price of US$1 per share; the Vesting Date shall be the 1st day following the first occurring period during which the closing price of the Ordinary Share equals or exceeds US$2.5 per share for five (5) consecutive trading days.

(ii)	2nd Tranche Warrants in substantially the form attached hereto as Exhibit B, exercisable in whole or in part, to purchase an aggregate of 3,500,000 Ordinary Shares at an exercise of US$1.5 per share; the Vesting Date shall be the 1st day following the first occurring period during which the closing price of the Ordinary Share equals or exceeds US$3.5 per share for five (5) consecutive trading days.

(iii)	3rd Tranche Warrants in substantially the form attached hereto as Exhibit C, exercisable in whole or in part, to purchase an aggregate of 3,500,000 Ordinary Shares at an exercise of US$2.5 per share; the Vesting Date shall be the 1st day following the first occurring period during which the closing price of the Ordinary Share equals or exceeds US$5 per share for five (5) consecutive trading days.

(iv)	4th Tranche Warrants in substantially the form attached hereto as Exhibit D, exercisable in whole or in part, to purchase an aggregate of 3,500,000 Ordinary Shares at an exercise of US$2.5 per share; the Vesting Date shall be the 1st day following the first occurring period during which the closing price of the Ordinary Share equals or exceeds US$6 per share for five (5) consecutive trading days.

(b)	Warrants to Mr. Ni (the “Ni Warrants”) in substantially the form attached hereto as Exhibit E, exercisable in whole or in part, to purchase an aggregate of 2,000,000 Ordinary Shares with each such Ni Warrant expiring five (5) years upon their issuance at an exercise price that is the lower of (i) US$1.5 per share, and (ii) 88% of the lowest daily volume weighted average price (VWAP) of the Ordinary Share for the 10 trading day period immediately prior to the exercise of the Ni Warrants (the Company Warrants and the Ni Warrants are collectively referred to herein as the “Warrants”).

(c)	If there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the Ordinary Shares issuable upon exercise of the Warrants referred to in this Agreement, then, in any such event, the numbers and types of such Ordinary Shares referred to in this Agreement shall be equitably adjusted as appropriate to the number and types of such Ordinary Shares that a holder of such number of such Ordinary Shares would own or be entitled to receive as a result of such event of such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event.

(d)	Subject to the compliance with the applicable U.S. securities law, each Warrant shall be transferrable by the holder(s) of such Warrant.

(e)	The Company hereby agrees to grant each Consultant, and each Consultant shall be entitled to, the registration rights as specified in the Registration Rights Agreement as applicable to such Consultant in substantially the substantially form attached hereto as Exhibit G attached hereto.

3.	EXPENSES. The Company and each Consultant hereby agrees that each Party shall be responsible for their respective expenses in respect of this Agreement.

4.	CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultants obtain during the Consulting period, from the Company shall be for all purposes regarded and treated as strictly confidential for so long as such information remains proprietary and confidential and shall be held in trust by the Consultants solely for the Company’s benefit and use; provided, however, that the use of such information by the Consultants for purpose of providing the Services is permissible and shall not be deemed in violation of this Agreement.

5.	REPRESENATIONS AND WARRANTS.

(a)	The Company hereby represents and warrants to each Consultant each of the representations and warranties set forth in Section 4.01 of the Securities Purchase Agreement, dated the date hereof by and among the Company and the Purchasers described therein (the “Securities Purchase Agreement”); provided that each reference to “this Agreement” in Section 4.01 of the Securities Purchase Agreement shall mean this Agreement as the context may require, each reference to “Subscribed Shares” shall mean the Warrants and the Ordinary Shares issuable upon exercise of the Warrants

(b)	Each Consultant hereby severally, and not jointly, represents and warrants to the Company each of the representations and warranties set forth in Section 4.02 of the Securities Purchase Agreement (other than Sections 4.02(g) and (h) thereof); provided that (i) each reference to “Purchaser” shall mean “Consultant” and each reference to “Purchasers” shall mean “Consultants”, (ii) each reference to “this Agreement” in Section 4.02 of the Securities Purchase Agreement shall mean this Agreement as the context may require, and (iii) each reference to “Subscribed Shares” shall mean the Warrants and the Ordinary Shares issuable upon exercise of the Warrants.

6.	RESERVATION OF SHARES. The Company shall ensure that it has sufficient number of duly authorized Ordinary Shares to comply with its obligations to issue the Ordinary Shares issuable upon exercise of the Warrants pursuant to the terms of this Agreement and the Warrants.

7.	PAYMENT BY THE CONSULTANTS. In the event that neither does the Company consummate one acquisition of blockchain-related asset to be introduced by the Consultants nor has the Company developed new blockchain-related businesses internally under the advice of the Consultants within 12 months following the date hereof, the Consultants shall, jointly and severally, be responsible for a payment of US$1 million to the Company, provided, that the Company has not breached any of its obligations under this Agreement (including its obligations to issue the Consulting Company Warrants and the Ni Warrants in accordance with the terms and conditions of this Agreement).

8.	TERMINATION. This Agreement shall automatically terminate upon written consent of all Parties. Either the Company, on the one hand, and the Consultants, on the other side, may terminate this Agreement at any time with or without cause by giving ten (10) days written notice to the non-terminating Party, provided, however, that any termination by the terminating Party(ies), as applicable, without cause may not be effective prior to 12 months following the date hereof.

9.	NO THIRD PARTY BENEFICIARIES. A person who is not a Party has no right to enforce any term of this Agreement.

10.	ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either party contained herein shall survive its signing and delivery.

11.	AMENDMENT. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties.

12.	ASSIGNMENT. Subject to Paragraph 2(d), neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned, as between each Consultant and the Company, without the express written consent of such Consultant and the Company. Any purported assignment in violation of the foregoing sentence shall be null and void.

13.	GOVERNING LAW. This Agreement and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the state of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of New York to the rights and duties of the Parties hereunder.

14.	ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any Party with notice to the other Party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in effect, which rules are deemed to be incorporated by reference into this Paragraph 13. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in New York. If either party to the arbitration does not appoint an arbitrator who has consented to participate within the aforementioned 30-day period, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

15.	VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the parties hereto by written amendment to preserve its validity.

16.	ON-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no party, representative, attorney or family member shall reveal its contents to any third party except as required by law or as necessary to comply with law or preexisting contractual commitments.

17.	ENTIRE AGREEMENT. This Agreement, the Registration Rights Agreement and the Warrants contain the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all Parties. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the Parties.

18.	EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

(signature pages follow)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

THE COMPANY:

Dragon Victory International Limited

By:	/s/ Liu Limin
Name:	Liu Limin
Title:	Chairman & CEO

Signature Page to CONSULTING AND WARRANT ISSUANCE AGREEMENT

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

THE CONSULTANTS:

Natural Selection Capital Holdings Limited

By:	/s/ Wang Bingzhong
Name:	Wang Bingzhong
Title:	Director

Ni Ming

By:	/s/ Ni Ming
Name:	Ni Ming
Title:

Signature Page to CONSULTING AND WARRANT ISSUANCE AGREEMENT